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                                                                    EXHIBIT 10.1

                           SHARE REPURCHASE AGREEMENT

          AGREEMENT dated as of April 14, 1998 between Johns Manville Corporation, a Delaware corporation (the "Company"), and Manville Personal Injury Settlement Trust (the "Trust").

          WHEREAS, the Trust owns 128,527,110 shares of the Company's common stock, $.01 par value per share (the "Common Stock");

          WHEREAS, the Company desires to purchase from the Trust, and the Trust desires to sell to the Company, 3,600,000 shares of the Common Stock (the "Shares"), subject to the terms and conditions contained herein.

          NOW, THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the adequacy and receipt of which are hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I
                        PURCHASE AND SALE OF THE SHARES

          1.1 Purchase and Sale of the Shares.  Upon the terms and subject to
              -------------------------------
the conditions of this Agreement, at the Closing provided for in Section 1.3 hereof, the Trust will sell, assign, transfer and deliver to the Company and the Company will purchase, acquire and accept from the Trust, free and clear of all liens, encumbrances, options, pledges, security interests, claims, charges or restrictions whatsoever (collectively, "Liens"), the Shares.

          1.2 Consideration.  Upon the terms and subject to the conditions
              -------------
of this Agreement, in consideration of the aforesaid sale, assignment, transfer and delivery of the Shares, at the Closing, the Company shall deliver to the Trust the amount of $46,800,000.

          1.3 Closing.  The consummation of the transactions contemplated by
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this Agreement will take place at 11:00 a.m., New York City time, on April 15,
1998, or, if the conditions set forth in Article III hereof shall not have been satisfied or waived by such date, then as soon as reasonably practicable after the satisfaction or waiver of all such conditions.

          1.4 Deliveries by the Trust.  At the Closing, the Trust shall deliver
              -----------------------
to the Company one or more stock certificates representing the Shares, duly endorsed or accompanied by stock powers duly executed in blank or duly executed instruments of transfer and with all requisite stock transfer tax stamps attached.

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          1.5 Deliveries by the Company.  At the Closing, the Company shall
              -------------------------
deliver to the Trust the Purchase Price by wire transfer of federal funds to the account specified on Schedule 1.5.
                     ------------

          1.6 Description of Shares.  The Shares shall be deemed to be part of
              ---------------------
those shares of Common Stock previously delivered by the Company to the Trust pursuant to the Profit Sharing Exchange Agreement, dated October 25, 1995, between the Company and the Trust.

                                   ARTICLE II
                         REPRESENTATIONS AND WARRANTIES

          2.1 Representations and Warranties of the Trust. The Trust represents
              -------------------------------------------
and warrants to the Company as of the date of this Agreement and as of the Closing that:

              (a) The Trust has been duly organized and is validly existing as a trust under the laws of the State of New York. The Trust has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Trust, and no other proceedings on the part of the Trust are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

              (b) This Agreement has been duly authorized, executed and delivered by the Trust and constitutes a valid and binding obligation of the Trust enforceable against the Trust in accordance with its terms.

              (c) The Trust has good and valid title to the Shares, free and clear of all Liens. At the Closing, good and valid title to the Shares will pass to the Company, free and clear of all Liens. The Shares are not subject to any voting trust agreement or other contract, agreement, arrangement, commitment or understanding, including, without limitation, any contract, agreement, arrangement, commitment or understanding relating to the voting, dividend rights or disposition of the Shares, except for certain rights set forth in the Second Amended and Restated Supplemental Agreement, dated as of April 5, 1986 between the Company and the Trust.

              (d) Except as set forth in this Agreement, the Trust makes and has made no other representations or warranties, express or implied.

          2.2 Representations and Warranties of the Company. The Company
              ---------------------------------------------
represents and warrants to the Trust as of the date of this Agreement and as of the Closing that:

              (a) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware. The Company has all corporate power and authority to execute and deliver this Agreement and to
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consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly and validly authorized by the Company, and no other proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.


              (b) This Agreement has been duly authorized, executed and delivered by the Company and constitutes a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

              (c) Except as set forth in this Agreement, the Company makes and has made no other representations or warranties, express or implied.

                                  ARTICLE III
                                   CONDITIONS

          3.1 Conditions Precedent to the Obligations of the Trust. The
              -----------------------------------------------------
obligations of the Trust to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver by the Trust, of the following condition:

              (a) The representations and warranties of the Company contained in this Agreement are true and correct in all material respects as of the date when made and as of the Closing.

          3.2 Conditions Precedent to the Obligations of the Company.  The
              -------------------------------------------------------
obligations of the Company to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver by the Company, of the following condition:

              (a) The representations and warranties of the Trust contained in this Agreement are true and correct in all material respects as of the date when made and as of the Closing.

                                   ARTICLE IV
                                 MISCELLANEOUS

          4.1 Termination.  If the Closing shall not have occurred on or
              -----------
prior to April 30, 1998, then either party shall have the right to terminate this Agreement by giving written notice to the other party hereto.

          4.2 Amendments.  This Agreement may be modified, supplemented or
              ----------
amended at any time and from time to time only by a writing signed by each party hereto.

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          4.3 Notices.  All notices, requests and other communications to any
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party hereunder shall be in writing (including facsimile transmission or similar writing) and shall be given:

              if to the Trust, to:

                     Manville Personal Injury Settlement Trust
                     Willow Oaks Corporate Drive, Suite 600
                     Box 10415
                     Fairfax, Virginia  22031
                     Fax:  (703) 205-6249
                     Attention:  David T. Austern, Esq.

              if to the Company, to:

                     Johns Manville Corporation
                     717 17th Street
                     Denver, Colorado  80202
                     Fax:  (303) 978-4842
                     Attention:  Richard B. Von Wald, Esq.

          4.4 Counterparts; Integration.  This Agreement may be signed in
              -------------------------
any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement together with its Schedules constitutes the entire agreement and understanding between the parties hereto relating to the subject matter hereof and supersedes any and all prior agreements and understandings, oral and written, relating to the subject matter hereof.

          4.5 Headings.  The headings used in this Agreement are inserted
              --------
for convenience only and neither constitute a portion of this Agreement nor in any manner affect the construction of the provisions of this Agreement.

          4.6 Successors and Assigns.  The provisions of this Agreement
              ----------------------
shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns except that neither the Company nor the Trust may assign or otherwise transfer any of its rights or delegate obligations under this Agreement.

          4.7 Survival of Representations and Warranties. The
              ------------------------------------------
representations and warranties of the parties contained in this Agreement shall survive the Closing indefinitely.

          4.8 Expenses.  Each party shall bear all costs and expenses
              --------
incurred by it in connection with this Agreement.

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          4.9 Specific Performance.  Each of the Company and the Trust agrees
              --------------------
that the other party would be irreparably damaged if for any reason the Company or the Trust, as the case may be, failed to perform its obligations under this Agreement and that such other party would not have an adequate remedy at law for money damages in such event. Accordingly, the Company and the Trust each agrees that the other party shall, to the maximum extent permitted, be entitled to specific performance and injunctive and other relief to enforce the performance of this Agreement. This provision is without prejudice to any other rights that the Company or the Trust may have against the other party for any failure of such other party to perform its obligations hereunder.

         4.10 Third Parties.  This Agreement constitutes an agreement
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solely between the parties hereto, and is not intended to and shall not confer any rights, remedies, obligations or liabilities, legal or equitable, on any person or entity other than the parties hereto and their respective successors and assigns, or otherwise constitute any person or entity a third-party beneficiary under or by reason of this Agreement.

         4.11 Governing Law; Submission to Jurisdiction. This Agreement shall
              -----------------------------------------
be governed by and construed in accordance with the laws of the State of New York, without regard to choice of law principles applied in such jurisdiction. The Company and the Trust hereby submit to the exclusive jurisdiction of the United States Bankruptcy Court for the Southern District of New York for purposes of all legal proceedings arising out of or relating to this Agreement or the transactions contemplated hereby. Each of the Company and the Trust irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum.

         4.12 Further Assurances.  From time to time after the Closing, at
              ------------------
the request of one of the parties hereto, the Trust and the Company shall execute and deliver to such requesting party such documents and take such other action as such requesting party may reasonably request in order to consummate more effectively the transactions contemplated hereby.

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          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                                     JOHNS MANVILLE CORPORATION


                                     By: /s/ Charles L. Henry
                                         --------------------
                                     Name:   Charles L. Henry
                                     Title:  Chairman of the Board, President
                                             and Chief Executive Officer


                                     MANVILLE PERSONAL INJURY
                                     SETTLEMENT TRUST


                                     By: /s/ Robert A. Falise
                                         --------------------

                                     Name:  Robert A. Falise
                                     Title: Chairman and Managing Trustee

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                                  Schedule 1.5
                           Wire Transfer Instructions


            Bankers Trust Company
            One Bankers Trust Plaza
            New York, NY  10006
            ABA #021001033
            RE: 99401399
            Attn:  Lauren Chrust x3102
            For Further Credit to Manville Trust Grantor Account #106100

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